Exhibit 15

August 1, 2008

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated August 1, 2008 on our review of interim financial information of Southern Copper Corporation for the three and six month periods ended June 30, 2008 and 2007 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2008 is incorporated by reference in its Registration Statement on Form S-8 dated May 16, 2008.

Very truly yours,

PricewaterhouseCoopers S.C.